Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Generation Income Properties Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the annual period ended December 31, 2025 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ron Cook
April 3, 2026	Ron Cook
Vice President, Accounting and Finance
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to Generation Income Properties Inc. and will be retained by Generation Income Properties Inc. and furnished to the Securities and Exchange Commission or its staff upon request.